Exhibit 99.1

Assertio Reports Second Quarter 2022 Financial Results

Net Product Sales Increase 40% Year-Over-Year, Non-GAAP Adjusted EBITDA Increases to $22.9 million

Raises Full Year Revenue and Non-GAAP Adjusted EBITDA Guidance

LAKE FOREST, IL. – August 8, 2022 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today reported financial results for the second quarter ended June 30, 2022.

Financial Highlights (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Net Product Sales (GAAP)	$35.4	$25.2	$71.0	$51.3
Net Income (loss) (GAAP)	$7.8	$(14.2)	$16.9	$(9.6)
Earnings (loss) Per Share (GAAP)	$0.16	$(0.32)	$0.36	$(0.23)
Adjusted EBITDA (Non-GAAP)[1]	$22.9	$(0.5)	$46.8	$15.2
Adjusted Earnings (loss) Per Share (Non-GAAP)[1]	$0.28	$(0.16)	$0.66	$0.08
•Second quarter net product sales of $35.4 million increased $10.2 million, or 40%, from the prior year quarter. The increase was primarily driven by increased net pricing and higher volume on Indocin and the addition of Otrexup.
•Gross profit margin2 in the second quarter was 87%, an increase of 275 basis points from the prior year quarter, reflecting a combination of favorable product mix and improved margins on Indocin.
•Selling, general and administrative expenses in the second quarter were $10.5 million, which included a one-time benefit of $1.0 million related to an insurance settlement net of transaction related expenses. The comparative prior-year quarter in 2021 included a one-time legal reserve of $11.3 million.
•As a result of higher net product sales and reduced operating expense, the second quarter GAAP net income was $7.8 million, compared to a net loss of $14.2 million in the prior year quarter.

“Second quarter results demonstrated diligent execution across our assets plus the benefit of ongoing efforts to optimize operating performance,” said Dan Peisert, President and Chief Executive Officer of Assertio. “As a result of the steady growth in sales and increased profitability through the first six months of 2022, we are raising our outlook for both revenue and non-GAAP adjusted EBITDA.

“Additionally, we are actively evaluating multiple asset acquisitions with an eye toward growing and diversifying our portfolio to take advantage of further operating leverage opportunities. The current business development pipeline includes both tuck-in candidates that could be funded through existing balance sheet cash and cash flows, as well as larger candidates that would create a robust transformation of our revenue base. While we remain committed to adding additional assets to achieve our business development goals and diversifying our business, our base business continues to perform well such that we anticipate 2023 revenues will exceed $120 million despite the loss of exclusivity for CAMBIA, and even in the absence of any additional acquisitions.”

Raises 2022 Financial Guidance
Effective August 8, 2022, Assertio increased its outlook for the full year 2022 revenue of $129 million to $137 million, and adjusted EBITDA of $73 million to $79 million. The increased outlook reflects higher than planned sales activity as well as improved gross margin and operating performance.

1 Non-GAAP measures are reconciled to the corresponding GAAP measures in the schedules attached.
2 Gross profit margin represents the ratio of net products sales less cost of sales to net product sales.

	Prior Guidance	Current Guidance
Net Product Sales (GAAP)	$126.0 Million to $136.0 Million	$129.0 Million to $137.0 Million
Adjusted EBITDA (Non-GAAP)[3]	$66.0 Million to $74.0 Million	$73.0 Million to $79.0 Million

Balance Sheet and Cash Flow

For the quarter ended June 30, 2022 the company generated $14.4 million in cash flow from operations, its fifth consecutive quarter of positive cash flows. At quarter end, cash and cash equivalents totaled $52.3 million.

During the second quarter, the company utilized its at the market offering program to sell approximately $7.0 million in new equity at an average price of $3.02. Assertio used the proceeds from the new equity sale to prepay $7.0 million of 13% interest senior debt, saving an estimated $0.5 million in interest payments in 2022, and $1.4 million over the remaining life of the debt. As of June 30, senior debt had declined to $59.0 million, a reduction of $11.8 million compared with $70.8 million at March 31, 2022.

Conference Call and Investor Presentation Information

Assertio’s management will host a conference call to discuss its second quarter 2022 financial results today:

Date:	Monday, August 8, 2022
Time:	11:30 a.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/overview/default.aspx (Events & Webcasts, Investor Page)
Dial-in numbers:	1-646-904-5544 (domestic)
Conference number:	9178

To access the live webcast, the recorded conference call replay, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Matt Kreps
Managing Director
Darrow Associates
Austin, TX
M: 214-597-8200
mkreps@darrowir.com

3 See “Non-GAAP Financial Measures” below for information about reconciling our Adjusted EBITDA guidance to Net Income.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio, including our ability to realize the benefits from our operating model, successfully acquire and integrate new assets and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures

To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA, adjusted EBITDA, adjusted earnings, and adjusted earnings per share as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated full-year non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock-based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items

Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Product sales, net	$35,430	$25,244	$70,977	$51,274
Royalties and milestones	451	542	1,443	975
Other revenue	(750)	(413)	(750)	(36)
Total revenues	35,131	25,373	71,670	52,213
Costs and expenses:
Cost of sales	4,528	3,921	8,723	7,886
Selling, general and administrative expenses	10,543	24,040	21,184	32,364
Fair value of contingent consideration	1,300	2,195	2,945	1,602
Amortization of intangible assets	7,969	7,218	16,469	13,764
Restructuring charges	—	—	—	1,089
Total costs and expenses	24,340	37,374	49,321	56,705
Income (loss) from operations	10,791	(12,001)	22,349	(4,492)
Other (expense) income:
Interest expense	(2,269)	(2,605)	(4,596)	(5,288)
Other (loss) gain	(95)	137	451	403
Total other expense	(2,364)	(2,468)	(4,145)	(4,885)
Net income (loss) before income taxes	8,427	(14,469)	18,204	(9,377)
Income tax (expense) benefit	(593)	300	(1,306)	(248)
Net income (loss) and comprehensive income (loss)	$7,834	$(14,169)	$16,898	$(9,625)

Basic net income (loss) per share	$0.17	$(0.32)	$0.37	$(0.23)
Diluted net income (loss) per share	$0.16	$(0.32)	$0.36	$(0.23)
Shares used in computing basic net income (loss) per share	46,274	44,706	45,746	41,321
Shares used in computing diluted net income (loss) per share	47,579	44,706	46,857	41,321

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$52,264	$36,810
Accounts receivable, net	48,537	44,361
Inventories, net	12,259	7,489
Prepaid and other current assets	3,632	14,838
Total current assets	116,692	103,498
Property and equipment, net	1,133	1,527
Intangible assets, net	199,585	216,054
Other long-term assets	4,566	5,468
Total assets	$321,976	$326,547
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,415	$6,685
Accrued rebates, returns and discounts	52,331	52,662
Accrued liabilities	13,232	14,699
Long-term debt, current portion	11,662	12,174
Contingent consideration, current portion	13,500	14,500
Other current liabilities	16,010	34,299
Total current liabilities	116,150	135,019
Long-term debt	49,500	61,319
Contingent consideration	23,259	23,159
Other long-term liabilities	4,698	4,636
Total liabilities	193,607	224,133
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 48,172,055 and 44,640,444 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	5	4
Additional paid-in capital	540,692	531,636
Accumulated deficit	(412,328)	(429,226)
Total shareholders’ equity	128,369	102,414
Total liabilities and shareholders' equity	$321,976	$326,547

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net income (loss)	$16,898	(9,625)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,863	14,286
Amortization of royalty rights	48	118
Provision for inventory and other assets	259	140
Stock-based compensation	2,716	1,729
Recurring fair value measurement of assets and liabilities	2,945	1,602
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(4,176)	(1,118)
Inventories	(5,029)	4,955
Prepaid and other assets	12,108	6,640
Accounts payable and other accrued liabilities	(245)	(3,933)
Accrued rebates, returns and discounts	(331)	(18,006)
Interest payable	(200)	(50)
Net cash provided by (used in) operating activities	41,856	(3,262)
Investing Activities
Purchase of Otrexup	(16,518)	—
Net cash used in investing activities	(16,518)	—
Financing Activities
Payment in connection with Series A-1 and A-2 debt	(11,750)	(4,750)
Payment of contingent consideration	(3,845)	(2,495)
Payment of Royalty Rights	(630)	(498)
Proceeds from issuance of common stock	7,020	44,861
Proceeds from exercise of stock options	—	193
Shares withheld for payment of employee's withholding tax liability	(679)	(407)
Net cash (used in) provided by financing activities	(9,884)	36,904
Net increase in cash and cash equivalents	15,454	33,642
Cash and cash equivalents at beginning of year	36,810	20,786
Cash and cash equivalents at end of period	$52,264	$54,428
Supplemental Disclosure of Cash Flow Information
Net cash refunded for income taxes	$(8,360)	$—
Cash paid for interest	$4,748	$5,216

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021	Financial Statement Classification
GAAP Net Income/(Loss)	$7,834	$(14,169)	$16,898	$(9,625)
Interest expense	2,269	2,605	4,596	5,288	Interest expense
Income tax expense (benefit)	593	(300)	1,306	248	Income tax (expense) benefit
Depreciation expense	196	257	395	522	Selling, general and administrative expenses
Amortization of intangible assets	7,969	7,218	16,469	13,764	Amortization of intangible assets
EBITDA (Non-GAAP)	$18,861	$(4,389)	39,664	10,197
Adjustments:
Legacy products revenue reserves (1)	750	413	750	36	Other revenue
Stock-based compensation	1,734	957	2,716	1,729	Selling, general and administrative expenses
Contingent consideration fair value change (2)	1,300	2,195	2,945	1,602	Fair value of contingent consideration
Restructuring charges	—	—	—	1,089	Restructuring charges
Other (3)	266	319	700	554	Multiple
Adjusted EBITDA (Non-GAAP)	$22,911	$(505)	46,775	15,207	Multiple

(1)Represents removal of the impact of revenue adjustment to reserves for product sales allowances (gross-to-net sales allowances) estimates related to previously divested products.
(2)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from changes in the underlying inputs being recognized as operating expenses until the contingent consideration arrangement is settled.
(3)Other represents amortization of inventory step-up recognized in Cost of sales related acquired inventories sold.

RECONCILIATION OF GAAP NET INCOME and GAAP NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Amount	Diluted EPS	Amount	Diluted EPS
Diluted net income (loss) per share (GAAP)	7,834	0.16	(14,169)	(0.32)
Adjustments
Amortization of intangible assets	7,969	0.17	7,218	0.16
Legacy products revenue reserves	750	0.02	413	0.01
Stock-based compensation	1,734	0.04	957	0.02
Contingent consideration fair value change	1,300	0.03	2,195	0.05
Other	266	0.01	319	0.01
Contingent consideration cash payable (2)	(4,568)	(0.10)	(1,535)	(0.03)
Income taxes expense, as adjusted (3)	(1,863)	(0.04)	(2,392)	(0.06)
Adjusted earnings (loss) (Non-GAAP)	13,422	0.28	(6,994)	(0.16)

Diluted shares used in calculation	47,579		44,706

(1)Represents per share calculations of adjustments reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(3)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.

RECONCILIATION OF GAAP NET INCOME and GAAP NET INCOME PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Amount	Diluted EPS	Amount	Diluted EPS
Diluted net income (loss) per share (GAAP)	16,898	0.36	(9,625)	(0.23)
Adjustments
Amortization of intangible assets	16,469	0.35	13,764	0.33
Legacy products revenue reserves	750	0.02	36	—
Stock-based compensation	2,716	0.06	1,729	0.04
Contingent consideration fair value change	2,945	0.06	1,602	0.04
Restructuring charges	—	—	1,089	0.03
Other	700	0.01	554	0.01
Contingent consideration cash payable (2)	(4,839)	(0.10)	(1,535)	(0.04)
Income taxes expense, as adjusted (3)	(4,685)	(0.10)	(4,310)	(0.10)
Adjusted earnings (loss) (Non-GAAP)	30,954	0.66	3,304	0.08

Diluted shares used in calculation	46,857		41,321

(1)Represents per share calculations of adjustments reflected in the Company’s reconciliation of GAAP net income to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)Represents the accrued cash payable of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(3)Represents the Company’s income tax expense adjusted for the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.